UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 1, 2021
PAYLOCITY HOLDING CORPORATION
(Exact name of registrant as specified in charter)

Delaware	001-36348	46-4066644
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
1400 American Lane
Schaumburg, Illinois, 60173
(Address of principal executive offices, including zip code)
(847) 463-3200
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PCTY	The NASDAQ Global Select Market LLC
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐ Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Paylocity Holding Corporation (the “Company”) held its annual meeting of stockholders for its fiscal year 2022 on December 1, 2021 at which the Company's stockholders approved and adopted amendments (the "Charter Amendments") to the Company's First Amended and Restated Certificate of Incorporation. The Charter Amendments became effective upon the filing of a Second Amended and Restated Certificate of Incorporation (the "Restated Charter") with the Secretary of State of the State of Delaware on December 1, 2021 to effect the changes set forth below. The Restated Certificate was previously approved by the Board of Directors of the Company (the "Board"), subject to the adoption of the Company’s stockholders. The Restated Charter amended the First Amended and Restated Certificate of Incorporation to declassify the Board.

On December 1, 2021, upon the filing of the Restated Certificate with the Secretary of State of the State of Delaware, the amended and restated bylaws of the Company (the "Restated Bylaws") became effective. The Restated Bylaws were previously approved by the Board, subject to the adoption of the Restated Certificate by the Company’s stockholders. The Restated Bylaws amended the bylaws of the Company previously in effect to declassify the Board.

The foregoing summary of the Restated Charter and the Restated Bylaws is qualified in its entirety by reference to the full text of the Restated Charter and the Restated Bylaws, which are attached hereto as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its annual meeting of stockholders for its fiscal year 2022 on December 1, 2021. Holders of an aggregate of 55,020,497 shares of the Company’s common stock at the close of business on October 4, 2021 were entitled to vote at the meeting, of which 53,510,082, or 97.3%, of the eligible shares were represented in person or by proxy. The matters voted upon at the meeting and the results of those votes are as follows:

Proposal 1: Election of Class II Directors to hold office for three-year terms or until their respective successors are elected and qualified, or their earlier death, resignation or removal.

	For	Withheld	Broker Non-votes
Virginia G. Breen	49,607,208	1,581,906	2,320,968

Robin L. Pederson	50,880,978	308,136	2,320,968

Ronald V. Waters III	50,575,946	613,168	2,320,968

Based on the votes set forth above, all of the director nominees were duly elected.

Proposal 2: Ratification of the appointment of KPMG LLP as independent registered public accounting firm for the fiscal year ending June 30, 2022.

For	Against	Abstaining
53,376,601	120,152	13,329

Based on the votes set forth above, the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2022 was ratified.

Proposal 3: Advisory vote to approve the compensation of named executive officers.

For	Against	Abstaining	Broker Non-votes
48,407,109	2,393,669	388,336	2,320,968

Based on the votes set forth above, the stockholders advised that they were in favor of the compensation awarded to the Company’s named executive officers.

Proposal 4: To approve an amendment to the Company’s First Amended and Restated Certificate of Incorporation to declassify the Company’s board of directors.

For	Against	Abstaining	Broker Non-votes
51,181,320	3,244	4,550	2,320,968

Based on the votes set forth above, the stockholders approved amendments to the Company’s First Amended and Restated Certificate of Incorporation to declassify the Company’s board of directors.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
3.1	Second Amended and Restated Certificate of Incorporation of the Registrant
3.2	Amended and Restated Bylaws of the Registrant
104	Cover Page Interactive Data File (formatted as Inline XBRL)

EXHIBIT INDEX

Exhibit No.	Description
3.1	Second Amended and Restated Certificate of Incorporation of the Registrant
3.2	Amended and Restated Bylaws of the Registrant
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAYLOCITY HOLDING CORPORATION

Date: December 3, 2021	By:	/s/ Toby J. Williams
Toby J. Williams
Chief Financial Officer